Exhibit 99.3


                      BELMONT HOMES, INC. AND SUBSIDIARIES

                 Condensed Consolidated Quarterly Balance Sheet
                                    Unaudited
                                 (In Thousands)



                                                                    September 30, 1997
                                                                    ------------------
    ASSETS
    ------
    Current Assets:
         Cash and cash equivalents                                     $  4,521
         Certificates of deposit                                          8,588
         Accounts receivable                                             10,940
         Inventories                                                     12,350
         Prepaid and other                                                2,815
                                                                       --------
         Total Current Assets                                            39,214
                                                                       --------
Property, plant and equipment, net                                       21,607
Goodwill and other assets, net                                           19,367
                                                                       --------
                                                                       $ 80,188
                                                                       ========

LIABILITIES AND SHAREHOLDERS' EQUITY
--------------------------------------
Current Liabilities:
          Accounts payable                                             $  6,084
          Accrued expenses                                               14,168
                                                                       --------
          Total current liabilities                                      20,252
                                                                       --------
          Deferred income taxes                                             907
                                                                       --------
          Total liabilities                                              21,159
                                                                       --------

Shareholders' equity:
         Common stock                                                       947
         Additional paid-in capital                                      27,372
         Retained earnings                                               34,203
         Adjustment to predecessor basis                                 (3,493)
         Total shareholders' equity                                      59,029
                                                                       --------
                                                                       $ 80,188
                                                                       ========


       See Notes to Condensed Consolidated Quarterly Financial Statements.

                      BELMONT HOMES, INC. AND SUBSIDIARIES

              Condensed Consolidated Quarterly Statements Of Income
                (Unaudited - In Thousands Except Per Share Data)


                                                                   Nine Months Ended
                                                                      September 30,
                                                               -------------------------
                                                                  1997            1996
                                                               -------------------------
Gross sales                                                    $ 179,575       $ 170,638
Less:  dealer rebates                                              7,493           3,947
                                                               ---------       ---------
Net sales                                                        172,082         166,691
Cost of sales                                                    154,875         144,289
                                                               ---------       ---------
         Gross profit                                             17,207          22,402
Selling, general and administrative                               11,140           7,402
                                                               ---------       ---------
         Income from operations                                    6,067          15,000
Other income (expense):
         Interest expense                                           (432)            (75)
         Interest income                                             435             459
         Officer's life insurance                                  1,500              --
                                                               ---------       ---------
Income before income taxes                                         7,570          15,384
Income taxes                                                       2,388           5,848
                                                               ---------       ---------
Net Income                                                     $   5,182       $   9,536
                                                               ---------       ---------
Net income per common share                                    $     .55       $    1.02
                                                               ---------       ---------
Weighted average common shares                                     9,482           9,378
                                                               ---------       ---------

----------------------


       See Notes to Condensed Consolidated Quarterly Financial Statements.

                      BELMONT HOMES, INC. AND SUBSIDIARIES

            Condensed Consolidated Quarterly Statements Of Cash Flows
                           (Unaudited - In Thousands)

                                                                       Nine Months Ended
                                                                          September 30,
                                                                       1997          1996
                                                                    -----------------------
Cash flows from operating activities:
         Net income                                                 $  5,182       $  9,536
         Adjustments to reconcile net income to net cash provided
         by operating activities:
              Depreciation and amortization                            2,148          1,188
              Loss on leasehold improvements at closed plant             299             --
         Changes in operating assets and liabilities:
              Accounts receivable                                     (3,111)        (3,835)
              Inventories                                                670         (3,831)
              Prepaid and other                                          122           (128)
              Accounts payable                                         2,623          3,155
              Accrued expenses                                         3,424          4,269
                                                                    --------       --------
     Net cash provided by operating activities                        11,357         10,354
                                                                    --------       --------

Cash flows from investing activities:
Additions to property, plant and equipment                            (1,165)        (4,834)
Certificates of deposit, net                                            (345)        (1,421)
Investments in supply joint ventures                                      --         (2,505)
                                                                    --------       --------
       Net cash provided (used) by investing activities               (1,510)        (8,760)
                                                                    --------       --------

Cash flows from financing activities:
Proceeds from notes                                                                   2,200
Repayment of notes and long-term debt                                (10,396)       (10,940)
Proceeds from sale of common stock net of offering costs                  --         12,390
                                                                    --------       --------
       Net cash provided (used) by financing activities              (10,396)         3,650
                                                                    --------       --------
       Net increase in cash and equivalents                             (549)         5,244
       Cash and equivalents at beginning of year                       5,070          2,055
                                                                    --------       --------
       Cash and equivalents at end of period                        $  4,521       $  7,299
                                                                    ========       ========


       See Notes to Condensed Consolidated Quarterly Financial Statements.

                      BELMONT HOMES, INC. AND SUBSIDIARIES

               Notes To Condensed Consolidated Quarterly Financial
                                   Statements
                                   (Unaudited)

(1) Basis of Presentation

         In June 1993, Belmont Homes, Inc. ("Belmont"), which was 43% owned by the shareholders of BHI, Inc. (Predecessor) and 57% owned by new investors, acquired through the issuance of debt and equity securities, substantially all of the assets and liabilities of Predecessor for a purchase price of $15,541. This transaction was accounted for using the purchase method of accounting including the computational guidelines contained in EITF Issue No. 88-16.

         In August 1995, Belmont incorporated  Delta Homes, Inc., a wholly-owned
subsidiary  and  purchased   for  $450  a  production  facility  in  Clarksdale,
Mississippi.

         In October 1995, Belmont acquired, in a transaction accounted for using the purchase method of accounting, all the outstanding common stock of Spirit Homes, Inc. ("Spirit") for $9,800 of cash and debt.

         In October 1996, Belmont acquired, in a transaction accounted for using the purchase method of accounting, all the outstanding common stock of Bellcrest Homes, Inc. ("Bellcrest") for $9,500 of cash plus future contingent payments of $3,500 if certain earnings levels are achieved through December 31, 1998. In March 1997, the Company paid the former shareholders of Bellcrest $1,000, the amount of contingent payments earned and accrued for in 1996.

         The Condensed Consolidated Quarterly Financial Statements include the accounts of Belmont and its wholly-owned subsidiaries from incorporation or acquisition date and have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with Generally Accepted Accounting Principles have been omitted. The Condensed Consolidated Quarterly Financial Statements should be read in conjunction with Belmont's audited financial statements and notes thereto.

         In the opinion of Belmont's management, all adjustments, consisting only of normal recurring adjustments that are necessary for a fair presentation, have been included in the Condensed Consolidated Quarterly Financial Statements for the interim periods ended September 30, 1997 and 1996. The results of operations for the three-and nine-month periods ended September 30, 1997 and 1996 are not indicative of the results of operations to be expected for the full year ending December 31, 1997 or any other interim period.

(2) Inventories

                                        SEPTEMBER 30,       DECEMBER 31,
                                             1997               1996
                                        ------------        ------------
 Raw materials                          $      9,077        $      9,702
 Work-in-progress                                641                 798
 Finished homes                                2,632               2,520
                                        ------------        ------------
                                        $     12,350        $     13,020
                                        ============        ============